RESTATED CERTIFICATE OF INCORPORATION

OF

NORTHWESTERN CORPORATION

__________

          NORTHWESTERN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1.       The present name of the Corporation is NORTHWESTERN CORPORATION.  The name under which the Corporation was originally incorporated was Northwestern Public Service Company.
          2.       The date of filing the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware is November 27, 1923.
          3.       The Corporation previously restated its Certificate of Incorporation, as theretofore amended or supplemented, which was filed with the Secretary of State of the State of Delaware on February 12, 1990, and which is superceded by this Restated Certificate of Incorporation.  This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.
          4.       The text of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented is hereby restated without further amendments or changes to read as hereinafter set forth in full, to wit:

          FIRST: The name of this corporation is NORTHWESTERN CORPORATION.

          SECOND:  The location of its principal office in the State of Delaware, is Number 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of the agent therein, and in charge thereof and upon whom legal process against this corporation may be served, is The Corporation Trust Company, whose address is Number 1209 Orange Street, Wilmington, Delaware.

          THIRD:  The nature of the business of, and the objects and purposes proposed to be transacted, promoted and carried on by the corporation, are to do any or all of the things herein mentioned and set forth, as fully and to the same extent, to all intents and purposes, as natural persons might or could do, and in any part of the world, namely;

          To generate, produce, buy or in any manner acquire, and to sell, transmit, distribute or otherwise dispose of, and to use in any manner, electricity for light, heat, power, radio broadcasting, and any and all other purposes; and to manufacture, buy or otherwise acquire, own, hold, sell, lease and deal in, or otherwise dispose of fixtures, chandeliers, electroliers, brackets, lamps, globes, motors, generators, meters, dynamoes, batteries and all other appliances, appurtenances and devices, capable of being used or employed in connection with generation, production, purchase, acquisition, sale, transmission, distribution, disposition or use in any manner, including radio broadcasting, of electricity.

          To bore for, or in any manner develop, or in any manner acquire, natural gas, to produce, or in any manner acquire artificial gas, or chemicals of any kind, and to use, own, hold, store, sell, transport, transmit, distribute or otherwise dispose of either natural or artificial gas, or both, and the by-products and residual products of them or either of them, or chemicals of any kind.

          To bore for, develop, produce or in any manner acquire, to own, hold, sell, distribute, transport or otherwise dispose of, to use in any manner oils and its by-products and residual products.

          To sell, furnish, or in any manner to use, distribute or supply light, heat and power by gas, oil, electricity, steam, water or other means.

          To construct, acquire, build, equip, own, hold, maintain and operate, and to sell, exchange, lease, or in any manner dispose of, street railways, interurban railways, and bus lines for the transportation of passengers, merchandise, mail, express and other freight, and to acquire, own, hold, maintain, operate, equip, sell, exchange, lease or in any manner dispose of parks and other public places of amusement and attraction calculated to promote the use of any such street or interurban railway.

          To construct and in any manner to acquire, to equip, own, hold, maintain, operate, manage and to sell, exchange, lease or in any manner dispose of a telephone and/or telegraph line or lines and all incidental or appurtenant apparatus and generally to engage in the business of owning, operating, maintaining and supplying telephone and or telegraph service in all its branches.

          To carry on the business of mining, milling, concentrating, converting, smelting, treating, preparing for market, manufacturing, buying, selling, exchanging and otherwise producing and dealing in gold, silver, copper, lead, zinc, brass, iron, steel and all kinds of ores, metals and minerals and the products and by-products thereof of every kind and description and by whatsoever process the same can be or may hereafter be produced and generally and without limit as to amount, to buy, sell, exchange, lease, acquire, and deal in lands, mines, and mineral rights and claims, and to conduct all business appertaining thereto.

          To search for, prospect and explore for ores and minerals and to locate mining claims, grounds or lodes in the United States of America or the territories thereof or in foreign countries, and record the same pursuant to the mining laws of the said United States or other countries; to bore, drill, prospect and mine for gold, silver, copper, lead, zinc, iron, atimony, tin, asbestos and all kinds of ores, metals, minerals and precious stones, oils, gas and coal and to mill, convert, prepare for market and otherwise produce and deal in the same and in the products and by-products thereof; to carry on the business of searching for, prospecting, preparing, procuring, refining, piping, storing, transporting, supplying, buying, selling, manufacturing and distributing petroleum and other oils and their products or by-products; to acquire by grant, purchase or otherwise any property or privileges from any government or from any authority, individual, municipal or otherwise, and to perform and fulfill the conditions thereof.

          To manufacture, or in any manner to produce, own, hold, buy, sell, or otherwise acquire or dispose of, ice, whether natural or artificial, to conduct and carry on the business of storage, cold storage, refrigeration, freezing and ice-making and of the trading and dealing in all kinds of refrigerating plants, ice machines, ice making machines, apparatus and refrigerating processes.

          To acquire water by purchase, development or otherwise to construct reservoirs and water towers, erect pumping machines, to construct and maintain water mains, pipes, flumes, sluices, gates, valves and hydrants, to furnish, sell and distribute water to manufactories, corporations, individuals and others for fire protection, manufacturing and domestic use or otherwise, and collect payment or rentals for the same.

          To manufacture, or in any manner to produce, hold, buy, sell, or otherwise acquire or dispose of, hot water or steam, for heat, power and any and all other purposes, and to manufacture, buy or otherwise acquire, own, hold, sell, lease and deal in or otherwise dispose of, fixtures and all other appliances, appurtenances and devices capable of being used or employed in connection with the manufacture, production, purchase, sale, acquisition, distribution or use in any manner of hot water or steam.

          To guarantee, purchase, subscribe for, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of, the shares of capital stock of or other interest in, or any bonds, securities or evidences of indebtedness created by any other corporation, joint stock company or association, of the State of Delaware, or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership, including the right to vote thereon, and to do anything needful or convenient for the protection, improvement, betterment or enhancement in value of such shares of stock, or interest, or any bonds, securities, or evidences of indebtedness owned by the corporation, and in any manner to aid any such corporation, joint stock company or association, the stock or other interest in, or the bonds, securities or other evidences of indebtedness of, which are held or guaranteed by the corporation.

          To purchase, hold, sell and transfer shares of the capital stock of the corporation, provided, however, that the corporation shall not use its funds or property for the purchase of such shares of its capital stock when such use would cause any impairment of the capital of the corporation and provided, further, that any such shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.

          To acquire the good will, rights and property and to take over or manage the whole or any part of the assets or liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock or bonds of this corporation, or otherwise; to hold, or in any manner dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business; to establish or promote, or concur in establishing or promoting, any company or corporation and to guarantee or underwrite subscriptions for any stock, shares or securities of any company or corporation and to subscribe for the same or any part thereof.

          To apply for, obtain, register, lease or otherwise dispose of any trademarks, trade-names, copyrights, patents, inventions, improvements, and processes used in connection with or secured under letters patent of the United States or of any other countries or otherwise.

          To enter into, make and perform contracts of any and every kind, with any person, firm, association, corporation, municipality or body politic.

          To build, construct, erect, buy, take on lease, or in any manner acquire, own, hold, develop, maintain, operate, conduct, equip, sell, convey, assign, transfer, exchange, lease, or otherwise dispose of or turn to account any and all buildings, plants, stores, storehouses, warehouses, works, workshops, factories, refineries, laboratories, piers, wharves, docks, railways, railroads, tramways, poles, transmission lines, pipe-lines, mains, conduits, subways, tunnels, bridges, motors, generators, meters, dynamos, locomotives, cars, boats, vessels, tools, machinery, apparatus, appliances, facilities, rights, privileges, licenses, franchises, ordinances, concessions, easements, lands, timber rights, oil rights, ice rights, mining rights, patents or patent rights, trademarks, trade-names, copyrights, good will, inventions, improvements, processes, and generally any property (real, personal or mixed) of any kind and any license right or privilege in any property which may, at any time, be necessary or convenient for use in its business or any part or branch thereof, or for any object or purpose herein expressed.

          To borrow money, to draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, so far as may be permitted by the laws of the State of Delaware.

          To mortgage, pledge or otherwise encumber for its proper corporate purposes, or any thereof, all or any portion of its property, rights and assets, of any kind, which at any time may be owned or held by the corporation.

          To have one or more offices out of the State of Delaware and, except as herein or by the laws of the State of Delaware otherwise expressly provided, to carry on its business and promote its objects and purposes within or without the State of Delaware, without restriction as to place or amount and generally to do and perform any or all of the acts and things herein expressly set forth or provided for, to the same extent as natural persons might or could do in any part of the world, as principal, agent, contractor, trustee or otherwise, either alone or in conjunction with others; and in general to carry on any business in connection therewith, and with all the powers conferred by the laws of the State of Delaware upon corporations organized under the act hereinafter referred to, provided however, that it shall not construct, maintain or operate within the State of Delaware any railroad or railway.

          FOURTH: The total authorized capital stock of the Company is (i) 1,000,000 shares of Cumulative Preferred Stock, of the par value of $100 per share (hereinafter called the “New Preferred Stock”), (ii) 1,000,000 shares of Preference Stock, of the par value of $50 per share and (iii) 50,000,000 shares of Common Stock, of the par value of $1.75 per share.

          The following is a statement of the voting rights, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the New Preferred Stock, the Preference Stock, and the Common Stock of the Company:

DIVISION A—NEW PREFERRED STOC

1.       Series

          The shares of New Preferred Stock may be issued from time to time in series.  All shares of New Preferred Stock of the same series shall be identical, but shares of New Preferred Stock of different series, subject to the provisions of this Article FOURTH and to any applicable provisions of law, may vary as to (i) voting rights, (ii) rate of dividends, (iii) the price at which and the terms and conditions upon which shares may be redeemed, (iv) the amount payable upon shares in the event of involuntary liquidation, dissolution or winding up of the Company, (v) the amount payable upon shares in the event of voluntary liquidation, dissolution or winding up of the Company, or any reduction in its capital resulting in any distribution of assets to its stockholders, (vi) sinking fund provisions for redemption or purchase of shares, (vii) the terms and conditions upon which shares may be converted, if the shares of any series are issued with the privilege of conversion, and (viii) the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.  Authority is hereby vested in the Board of Directors of the Company from time to time to divide any or all of the authorized and unissued shares of New Preferred Stock into series and, within the limitations herein set forth and provided by law, to fix and determine the number of shares to constitute any series and the designations thereof, and the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of any series so established.

2.       Dividends

          The holders of shares of New Preferred Stock of each series at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at the annual dividend rate fixed for such series by the Board of Directors as herein provided, and no more, payable, in lawful money of the United States of America, quarterly on the first days of March, June, September and December in each year.  Dividends on shares of New Preferred Stock of each series shall be cumulative from and after the first day of the quarterly dividend period in which they are issued.  The term "quarterly dividend period" as used herein refers to each period of three consecutive months ending on the day next preceding each date on which dividends, if declared, shall be payable.  No dividends shall be declared on shares of New Preferred Stock of any series for any quarterly dividend period unless at the same time and for the same quarterly dividend period there shall likewise be declared on all shares of all other series of the New Preferred Stock at the time outstanding like proportionate dividends, ratably, in proportion to the annual dividend rates for such series, respectively, to the extent that such shares are entitled to receive dividends for such quarterly dividend period.  No dividend (whether in cash or property), other than dividends payable in shares of Common Stock, shall be declared or paid on the shares of any class of stock of the Company ranking junior to the New Preferred Stock, nor any distribution made on any class of stock of the Company ranking junior to the New Preferred Stock, nor shall any shares of any such junior stock be purchased, redeemed or otherwise acquired for value by the Company, unless there shall have been declared and paid or shall have been declared and set apart a sum sufficient for the payment of full dividends on all shares of New Preferred Stock at the time outstanding for all past quarterly dividend periods and for the then current quarterly dividend period.  Accumulations of dividends on the New Preferred Stock shall not bear interest.  No holder of shares of New Preferred Stock of any series shall be entitled to receive any dividends with respect thereto other than the amounts provided therefor in accordance with the provisions of this subdivision 2.

3.       Preferences on Liquidation

          In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, or any reduction in its capital resulting in any distribution of assets to its stockholders, the holders of all shares of each series of New Preferred Stock at the time outstanding shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings, available for distribution to its stockholders, before any amount shall be paid to the holders of the Common Stock or to holders of shares of any other class ranking junior to the New Preferred Stock, the amount or amounts for the shares of the particular series fixed therefor by the Board of Directors as herein provided, together with a sum in the case of each such share of each series equal to full cumulative dividends at the rate fixed for the shares of such series from the date when dividends on such shares became cumulative to the date fixed for payment of such distributive amount, less the aggregate of all dividends theretofore paid thereon or declared and set apart for payment thereon; but no payments on account of such distributive amounts shall be made to the holders of shares of any series of the New Preferred Stock unless there shall likewise be paid, or declared and set apart for payment, at the same time to the holders of the shares of each other series of the New Preferred Stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled.

          Neither the consolidation nor merger of the Company with or into any other corporation or corporations, nor a reorganization of the Company alone, nor the sale or transfer by the Company of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Company for the purpose of this subdivision 3.

          A dividend or distribution to stockholders from net profits or surplus earned after the date of any reduction of capital shall not be deemed to be a distribution resulting from such reduction of capital.  No holder of shares of the New Preferred Stock of any series shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided therefor in accordance with provisions of this subdivision 3.

4.       Redemption

          The Company, by action of its Board of Directors, may redeem the whole or any part of any series of the New Preferred Stock which by its terms shall be redeemable, at any time or from time to time, at the redemption price or prices of the shares of the particular series fixed therefor by the Board of Directors, together with a sum in the case of each share of each series so to be redeemed equal to the full cumulative dividends at the rate fixed for such series from the date from which dividends on such shares became cumulative to the date fixed for redemption, less the aggregate of the dividends theretofore paid, or declared and set apart for payment, thereon.

          Notice of the election of the Company to redeem any shares of New Preferred Stock shall be given by the Company by mailing a copy of such notice, postage prepaid, not less than thirty (30) nor more than ninety (90) days prior to the date designated therein as the date for such redemption, to the holders of record of the shares of New Preferred Stock to be redeemed, addressed to them at their respective addresses appearing on the books of the Company.  Such notice of redemption shall specify (i) the date of redemption, (ii) the designation of the series of the New Preferred Stock to be redeemed, (iii) if less than all the outstanding shares of New Preferred Stock of such series are called for redemption, appropriate specification of the shares to be redeemed, (iv) the place of redemption of such series, and (v) the redemption price of the shares to be redeemed.  Neither failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption.  Such notice shall also be published once each week for at least two successive weeks (in each case on any business day of the week) in one daily newspaper printed in the English language and published and of general circulation in the City of Chicago, Illinois, and in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan in the City of New York, State of New York, the first publication in each such newspaper to be made not less than thirty (30) nor more than ninety (90) days prior to the date designated therein as the date of such redemption.  In case of the redemption of a part only of any series of the New Preferred Stock at the time outstanding, the Company shall select by lot or pro rata, in such reasonable manner as the Board of Directors may determine, the shares to be redeemed.  On and after the date specified in such notice each holder of shares of New Preferred Stock called for redemption as aforesaid, upon presentation and surrender at the place designated in such notice of the certificate or certificates for such shares of New Preferred Stock held by him, properly endorsed in blank for transfer or accompanied by proper instruments of assignment in blank (if required by the Company) and bearing all necessary stock transfer tax stamps thereto affixed and cancelled, shall be entitled to receive therefor the redemption price thereof.  From and after the date fixed in such notice as the date of redemption, unless default shall be made by the Company in providing moneys at the time and place specified for the payment of the redemption price for New Preferred Stock pursuant to such notice, or, if the Company shall so elect, from and after a date (which shall be prior to the redemption date and which, together with the fact of such election, shall be set forth in the notice of redemption) on which the Company shall provide moneys for the payment of the redemption price for New Preferred Stock by depositing the amount thereof in trust for the account of the holders of the New Preferred Stock entitled thereto with a bank or trust company designated in the notice of redemption, doing business in the City of Chicago, Illinois, and having capital, surplus and undivided profits of at least Five Million Dollars ($5,000,000), and by delivering irrevocable written instructions authorizing such bank or trust company, on behalf and at the expense of the Company, to cause notice of redemption to be duly made and publication of the notice to be made as herein provided, promptly upon receipt of such irrevocable instructions, all dividends on the New Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Company, except the right to receive the redemption price for New Preferred Stock, but without interest, shall cease and determine; provided, however, that no such deposit shall be deemed to terminate, prior to the date otherwise fixed for the expiration thereof, the rights of the holders of New Preferred Stock so called for redemption to exercise any conversion privilege applicable to any such shares.

          Any moneys deposited by the Company for the payment of the redemption price for shares of New Preferred Stock pursuant to such notice, but which shall not be required for such purpose as a result of the conversion (if any of such shares shall then have conversion rights) prior to redemption of shares of New Preferred Stock called for redemption shall be paid by such depositary to the Company immediately after the redemption date.  Any moneys provided by the Company for the payment of the redemption price for shares of new Preferred Stock pursuant to such notice which shall remain unclaimed by the holders of shares of New Preferred Stock entitled thereto at the end of six years after such date of redemption, together with any interest thereon which shall be allowed by such bank or trust company, if any, with which such moneys shall have been deposited, shall be paid by such bank or trust company to the Company and shall revert to the treasury of the Company and be available for general corporate purposes, and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holders.

          The Company may also from time to time, to the extent and upon the terms and conditions permitted by law, repurchase shares of its New Preferred Stock.

5.       Voting Rights

          The holders of shares of New Preferred Stock shall not be entitled to notice of any meeting of stockholders of the Company, and shall have no right to vote at any meeting of stockholders for the election of directors or for any other purpose or otherwise to participate in any action taken by the Company, or the stockholders thereof, except as otherwise provided by statute of the State of Delaware or specifically provided for herein in subdivision 6, III of Division A hereof, and except as follows:

          (a)      If and when dividends payable on the shares of New Preferred Stock shall be accrued and unpaid in an amount equivalent to or exceeding four full quarter-yearly dividends on such shares then outstanding and until all dividends then accrued and unpaid on such shares shall have been paid in full, the record holders of the shares of New Preferred Stock, voting separately as a class, shall be entitled, at each meeting of the stockholders at which directors are elected, to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the record holders of the shares of Common Stock, voting separately as a class, shall be entitled at any such meeting to elect the remaining directors of the Company.  The term of office of each director of the Company elected pursuant to the provisions of this subparagraph (a) shall terminate upon the election and qualification of his successor.

          (b)      If and when all dividends accrued and unpaid on the shares of New Preferred Stock then outstanding shall be paid in full, the holders of the shares of New Preferred Stock shall thereupon be divested of the special right with respect to the election of directors provided in the foregoing subparagraph (a), and the voting power of the holders of shares of New Preferred Stock and of the holders of shares of Common Stock shall revert to the status existing before the vesting of such special voting rights, but always subject to the same provision for vesting such special voting right in the holders of shares of New Preferred Stock in case of subsequent accrual of unpaid dividends thereon and for like termination of such special voting rights.  While the holders of shares of New Preferred Stock remain entitled to elect a majority of the Board of Directors, the payment of dividends on such stock, including dividends in arrears, shall not be unreasonably withheld if the financial condition of the Company permits payment thereof.

          (c)      In case of any vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of New Preferred Stock, voting separately as a class, pursuant to the provisions of the foregoing subparagraph (a), the holders of shares of New Preferred Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place shall be vacant.  In case of a vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of Common Stock, voting separately as a class, the holders of the shares of Common Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place shall be vacant.  In all other cases, any vacancy occurring among the directors shall be filled as may be provided from time to time by the By-laws of the Company.

          (d)      Whenever the holders of the shares of New Preferred Stock, voting separately as a class, become entitled to elect directors of the Company pursuant to the preceding subparagraphs (a) or (c), or whenever the holders of the shares of Common Stock, voting separately as a class, become entitled to elect directors of the Company pursuant to the preceding subparagraphs (a) or (c), a special meeting of the holders of the shares of New Preferred Stock or of the holders of the shares of Common Stock, as the case may be, for the election of directors, shall be held at any time thereafter upon call by the record holders of not less than 1,000 shares of New Preferred Stock or of Common Stock, as the case may be, or may be called by the Secretary of the Company at the request in writing of any holder of shares of New Preferred Stock or of shares of Common Stock entitled to vote at such meeting, addressed to him at the principal office of the Company.  If no such special meeting be called or be requested to be called, the election of the directors to be elected by the holders of the shares of New Preferred Stock, voting separately as a class, and of those to be elected by the holders of the shares of Common Stock, voting separately as a class, shall take place at the annual meeting of the stockholders of the Company next succeeding the accrual of such special voting right and, if such election is for the purpose of filling a vacancy and no special meeting is called as aforesaid, then the vacancy shall, until the next annual meeting of stockholders, be filled as provided in the By-laws of the Company in the case of vacancies generally.

          At all meetings of stockholders at which directors are elected during such times as the holders of shares of New Preferred Stock shall have the special right, voting separately as a class, to elect directors, the presence in person or by proxy of the record holders of a majority of the outstanding shares of the New Preferred Stock shall be required to constitute a quorum of such class for the election of directors and the presence in person or by proxy of the record holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other such class if the necessary quorum of the holders of stock of such other class is present in person or by proxy at such meeting; and provided further that in the absence of a quorum of the holders of stock of either such class, the holders of a majority of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the holders of the requisite number of shares of such class shall be present in person or by proxy; and provided further that in the event of the absence of a quorum of the holders of shares of New Preferred Stock entitled to elect directors, the holders of shares of Common Stock, if a quorum thereof be present in person or by proxy, may temporarily elect the number of directors which the holders of New Preferred Stock were entitled, but failed, to elect, such directors to be designated as having been so elected and their term of office to expire at such time thereafter as their successors shall be elected by the holders of shares of the New Preferred Stock who were entitled to elect such directors.

          (e)      If and in each case where such failure to pay dividends on the shares of New Preferred Stock has occurred so that the provisions of this subdivision 5 have become applicable, then, in electing directors for the Company during the time the provisions of subdivision 5 continue to be applicable, the record holders of each class, in voting for the persons to be then elected directors by it, shall (subject to the following provisions of this subparagraph (e)) specify the names of the respective then acting directors whose places are to be taken by the persons being presently elected directors by such class:  provided, however, that no director who was elected by the other class of shares shall be so specified until after all of the directors who were elected by such class as is then voting for directors (or the successors of such directors) have been specified as persons to be succeeded.  At any such meeting held prior to the time that one class has elected its directors under the provisions of this subdivision 5, the holders of the New Preferred Stock, if a quorum be present at such meeting, shall have the right and be afforded the opportunity first to specify the names of the then acting directors who are to be succeeded by the directors to be elected by the holders of the New Preferred Stock.  Whenever a class of shares has elected the directors it is entitled to elect, then thereafter so long as the provisions of this subdivision 5 continue to apply (a) successors to such directors shall not be elected by the other class of shares, and (b) the class of shares electing such directors shall not during such time elect a successor for any director other than a director elected by such class or his successor.

          (f)       Whenever the holders of shares of New Preferred Stock, voting separately as a class, become entitled to elect directors of the Company pursuant to the preceding subparagraphs (a) or (c), each holder of record of New Preferred Stock possessing voting power shall be entitled to as many votes as shall equal the number of shares of New Preferred Stock held by him multiplied by the number of directors to be elected by the holders of shares of New Preferred Stock as a class, and he may cast all of such votes for a single director or may distribute them among the number to be voted for by the holders of New Preferred Stock as a class or any two or more of them as he may see fit.

6.       Certain Special Voting Rights

          I.  So long as any shares of New Preferred Stock are outstanding, the Company shall not, without the affirmative vote given at a stockholders’ meeting whereat the New Preferred Stock shall vote separately as a class, or without the written consent, of the record holders of two-thirds of the outstanding shares of New Preferred Stock:

          (a)      Amend the provisions of the Certificate of Incorporation of the Company, as then in effect, so as to create or authorize any stock ranking prior in any respect to the shares of the New Preferred Stock then outstanding, or as to create or authorize any stock convertible into stock ranking prior in any respect to the shares of New Preferred Stock then outstanding, or issue any such prior-ranking stock or stock convertible into such prior-ranking stock; or

          (b)      Change, by amendment of the Certificate of Incorporation of the Company, as then in effect, or otherwise, the terms and provisions of the New Preferred Stock so as to affect adversely the rights and preferences of the holders thereof; provided, however, that if any such amendment is adverse to the rights and preferences of the holders of one or more, but less than all, of the series of New Preferred Stock at the time outstanding, the vote or consent only of the holders of at least two-thirds of the total number of shares of each series so adversely affected shall be required; or

          (c)      Issue any shares of New Preferred Stock or shares of any stock ranking pari passu with the New Preferred Stock as to dividends or liquidation rights, or any securities convertible into shares of New Preferred Stock or stock ranking pari passu with the New Preferred Stock as to dividends or liquidation rights, otherwise than in exchange for or for the purpose of effecting the redemption or other retirement of, not less than an equal number of shares of New Preferred Stock or shares of any stock ranking pari passu with the New Preferred Stock as to dividends or liquidation rights, at the time outstanding, unless the Common Stock equity as defined in subdivision 2 of Division B hereof shall be not less than the aggregate par value of all shares of New Preferred Stock and the aggregate par value or stated value of all other shares of stock, if any, ranking prior to or pari passu with the New Preferred Stock as to dividends or liquidation rights, which will be outstanding after the issue of the shares or convertible securities proposed to be issued.

          The Common Stock equity of the Company shall be deemed to consist of the sum of the amount of the par or stated value represented by all issued and outstanding Common Stock, including premiums on capital stocks, the earned surplus and the capital and paid-in, or other, if any, surplus of the Company, less (i) the amount of recorded value over original cost of used and useful utility plant, and (ii) any items set forth on the asset side of the balance sheet merely as a result of accounting conventions (such as unamortized debt discount and expense and capital stock discount and expense) and (iii) the excess, if any, of the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Company on all outstanding shares of the Company having a preference as to dividends or upon liquidation over the Common Stock, over the aggregate amount of par or stated value represented by such outstanding shares; provided that no deductions shall be made in the determination of Common Stock equity for any of the amounts or items referred to in clauses (i), (ii) and (iii) of this subdivision, which are being amortized or are provided for by reserve.

          In computing such Common Stock equity there shall be deducted from earned surplus, any excess of the aggregate amount of all obligations of the Company with respect to maintenance, repairs, depreciation and retirements imposed by any mortgage or mortgages on the Company's property to the date of such computation over

          (a)      all amounts expended by the Company to the date of computation for maintenance and repairs and included or reflected in its operating expenses, plus

          (b)      all charges to and appropriations from income or earned surplus made by the Company to the date of such computation as provision for depreciation, retirements, or amortization of its plant and property, —

applicable to the period subsequent to January 1, 1946.

          II. So long as any shares of New Preferred Stock are outstanding, the Company shall not, without the affirmative vote given at a stockholders’ meeting whereat the New Preferred Stock shall vote separately as a class, or without the written consent, of the record holders of a majority of the outstanding shares of New Preferred Stock:

          (a)      Merge or consolidate the Company with or into any other corporation or corporations (provided that this provision shall not apply to a purchase or other acquisition by the Company of franchises or assets of another corporation in any manner which does not involve a statutory merger or consolidation); or

          (b)      Sell, lease or exchange all or substantially all of the property and assets of the Company.

No vote or consent of the holders of the New Preferred Stock shall be required under the provisions of this subdivision 6, if at or prior to the taking of any action described in this subdivision 6, provision is made for the retirement, by redemption or otherwise, of all shares of New Preferred Stock then outstanding.

          III.  So long as any shares of New Preferred Stock are outstanding, the right of the Company, except as otherwise authorized by the consent (given by vote in person or by proxy at a meeting called for that purpose or in writing) of the holders of at least two-thirds of the total number of shares of New Preferred Stock then outstanding, to pay or declare any dividends on its Common Stock (other than dividends payable in Common Stock) or to make any distribution on, or to purchase or otherwise acquire for value, any shares of its Common Stock shall be subject to the limitations set forth in subdivision 2 of Division B hereof.

          Except when some mandatory provision of law shall be controlling, and except as otherwise provided in this Division A, whenever shares of two or more series of the New Preferred Stock are outstanding, no particular series of the New Preferred Stock shall be entitled to vote as a separate series on any matter and all shares of the New Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the holders of New Preferred Stock as a separate class may now or hereafter be required.

DIVISION A-1—PREFERENCE STOCK

1.  Ranking of Class

          The shares of Preference Stock, regardless of series, shall be junior to the New Preferred Stock, but senior to the Common Stock, of the Company.

2.  Series

          The shares of Preference Stock may be issued from time to time in series.  All shares of Preference Stock of the same series shall be identical, but shares of Preference Stock of different series, subject to the provisions of this Article FOURTH and to any applicable provisions of law, may vary as to (i) voting rights, (ii) rate of dividends, (iii) the price at which and the terms and conditions upon which shares may be redeemed, (iv) the amount payable upon shares in the event of involuntary liquidation, dissolution or winding up of the Company, (v) the amount payable upon shares in the event of voluntary liquidation, dissolution or winding up of the Company, or any reduction in its capital shares, (vi) the terms and conditions upon which shares may be converted, if the shares of any series are issued with the privilege of conversion, and (vii) the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.  Authority is hereby vested in the Board of Directors of the Company from time to time to divide any or all of the authorized and unissued shares of Preference Stock into series and, within the limitations herein set forth and provided by law, to fix and determine the number of shares to constitute any series and the designations thereof, and the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of any series so established.

3.  Dividends

          Subject to the preferential rights of the holders of the shares of New Preferred Stock with respect to the payment of dividends as set forth in subdivision 2 of Division A hereof, the holders of shares of Preference Stock of each series at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at the annual dividend rate fixed for such series by the Board of Directors as herein provided, and no more, payable, in lawful money of the United States of America, quarterly on the first days of March, June, September and December in each year.  Dividends on shares of Preference Stock of each series shall be cumulative from and after the first day of the quarterly dividend period in which they are issued.  The term "quarterly dividend period" as used herein refers to each period of three consecutive months ending on the day next preceding each date on which dividends, if declared, shall be payable.  No dividends shall be declared on shares of Preference Stock of any series for any quarterly dividend period unless at the same time and for the same quarterly dividend period there shall likewise be declared on all shares of all other series of the Preference Stock at the time outstanding like proportionate dividends, ratably, in proportion to the annual dividend rates for such series, respectively, to the extent that such shares are entitled to receive dividends for such quarterly dividend period.  No dividend (whether in cash or property), other than dividends payable in shares of Common Stock, shall be declared or paid on the shares of any class of stock of the Company ranking junior to the Preference Stock, nor any distribution made on any class of stock of the Company ranking junior to the Preference Stock, nor shall any shares of any such junior stock be purchased, redeemed or otherwise acquired for value by the Company, unless there shall have been declared and paid or shall have been declared and set apart a sum sufficient for the payment of full dividends on all shares of Preference Stock at the time outstanding for all past quarterly dividend periods and for the then current quarterly dividend period.  Accumulations of dividends on the Preference Stock shall not bear interest.  No holder of shares of Preference Stock of any series shall be entitled to receive any dividends with respect thereto other than the amounts provided therefor in accordance with the provisions of this subdivision 3.

4.  Preferences on Liquidation

          In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, or any reduction in its capital resulting in any distribution of assets to its stockholders, but subject to the preferential rights of the holders of the shares of New Preferred Stock to receive cash out of the assets of the Company in such event as provided in subdivision 3 of Division A hereof, the holders of all shares of each series of Preference Stock at the time outstanding shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings, available for distribution to its stockholders, before any amount shall be paid to the holders of the Common Stock or to holders of shares of any other class ranking junior to the Preference Stock, the amount or amounts for the shares of the particular series fixed therefor by the Board of Directors as herein provided, together with a sum in the case of each such share of each series equal to full cumulative dividends at the rate fixed for the shares of such series from the date when dividends on such shares became cumulative to the date fixed for payment of such distributive amount, less the aggregate of all dividends theretofore paid thereon or declared and set apart for payment thereon; but no payments on account of such distributive amounts shall be made to the holders of shares of any series of the Preference Stock unless there shall likewise be paid, or declared and set apart for payment, at the same time to the holders of the shares of each other series of the Preference Stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled.

          Neither the consolidation nor merger of the Company with or into any other corporation or corporations, nor a reorganization of the Company alone, nor the sale or transfer by the Company of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Company for the purpose of this subdivision 4.

          A dividend or distribution to stockholders from net profits or surplus earned after the date of any reduction of capital shall not be deemed to be a distribution resulting from such reduction of capital.  No holder of shares of the Preference Stock of any series shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided therefor in accordance with provisions of this subdivision 4.

5.  Redemption

          Subject to the limitations stated in subdivision 2 of Division A hereof, the Company, by action of its Board of Directors, may redeem the whole or any part of any series of the Preference Stock which by its terms shall be redeemable, at any time or from time to time, at the redemption price or prices of the shares of the particular series fixed therefor by the Board of Directors, together with a sum in the case of each share of each series so to be redeemed equal to the full cumulative dividends at the rate fixed for such series from the date from which dividends on such shares became cumulative to the date fixed for redemption, less the aggregate of the dividends theretofore paid, or declared and set apart for payment, thereon.

          Notice of the election of the Company to redeem any shares of Preference Stock shall be given by the Company by mailing a copy of such notice, postage prepaid, not less than thirty (30) nor more than ninety (90) days prior to the date designated therein as the date for such redemption, to the holders of record of the shares of Preference Stock to be redeemed, addressed to them at their respective addresses appearing on the books of the Company.  Such notice of redemption shall specify (i) the date of redemption, (ii) the designation of the series of the Preference Stock to be redeemed, (iii) if less than all the outstanding shares of Preference Stock of such series are called for redemption, appropriate specification of the shares to be redeemed, (iv) the place of redemption of such series, and (v) the redemption price of the shares to be redeemed.  Neither failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption.  Unless such publication shall have been waived in writing by the holders of record of all of the shares to be redeemed, such notice shall also be published once each week for at least two successive weeks (in each case on any business day of the week) in one daily newspaper printed in the English language and published and of general circulation in the City of Chicago, Illinois, and in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan in the City of New York, State of New York, the first publication in each such newspaper to be made not less than thirty (30) nor more than ninety (90) days prior to the date designated therein as the date of such redemption.  In case of the redemption of a part only of any series of the Preference Stock at the time outstanding, the Company shall select by lot or pro rata, in such reasonable manner as the Board of Directors may determine, the shares to be redeemed.  On and after the date specified in such notice each holder of shares of Preference Stock called for redemption as aforesaid, upon presentation and surrender at the place designated in such notice of the certificate or certificates for such shares of Preference Stock held by him, properly endorsed in blank for transfer or accompanied by proper instruments of assignment in blank (if required by the Company) and bearing all necessary stock transfer tax stamps thereto affixed and cancelled, shall be entitled to receive therefor the redemption price thereof.  From and after the date fixed in such notice as the date of redemption, unless default shall be made by the Company in providing moneys at the time and place specified for the payment of the redemption price for Preference Stock pursuant to such notice, or, if the Company shall so elect, from and after a date (which shall be prior to the redemption date and which, together with the fact of such election, shall be set forth in the notice of redemption) on which the Company shall provide moneys for the payment of the redemption price for Preference Stock by depositing the amount thereof in trust for the account of the holders of the Preference Stock entitled thereto with a bank or trust company designated in the notice of redemption, doing business in the City of Chicago, Illinois, and having capital, surplus and undivided profits of at least Five Million Dollars ($5,000,000), and by delivering irrevocable written instructions authorizing such bank or trust company, on behalf and at the expense of the Company, to cause notice of redemption to be duly made and publication of the notice to be made as herein provided, promptly upon receipt of such irrevocable instructions, all dividends on the Preference Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Company, except the right to receive the redemption price for Preference Stock, but without interest, shall cease and determine; provided, however, that no such deposit shall be deemed to terminate, prior to the date otherwise fixed for the expiration thereof, the rights of the holders of Preference Stock so called for redemption to exercise any conversion privilege applicable to any such shares.

          Any moneys deposited by the Company for the payment of the redemption price for shares of Preference Stock pursuant to such notice, but which shall not be required for such purpose as a result of the conversion (if any of such shares shall then have conversion rights) prior to redemption of shares of Preference Stock called for redemption shall be paid by such depositary to the Company immediately after the redemption date.  Any moneys provided by the Company for the payment of the redemption price for shares of Preference Stock pursuant to such notice which shall remain unclaimed by the holders of shares of Preference Stock entitled thereto at the end of six years after such date of redemption, together with any interest thereon which shall be allowed by such bank or trust company, if any, with which such moneys shall have been deposited, shall be paid by such bank or trust company to the Company and shall revert to the treasury of the Company and be available for general corporate purposes, and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holders.

          The Company may also from time to time, to the extent and upon the terms and conditions permitted by law, but subject to the limitations stated in subdivision 2 of Division A hereof, repurchase shares of its Preference Stock.

          All shares of Preference Stock at any time redeemed shall be cancelled and shall not be reissued.

6.  Voting Rights

          The holders of shares of Preference Stock shall not be entitled to notice of any meeting of stockholders of the Company, and shall have no right to vote at any meeting of stockholders for the election of directors or for any other purpose or otherwise to participate in any action taken by the Company, or the stockholders thereof, except as otherwise provided by statute of the State of Delaware or specifically provided for herein in subdivision 7 of Division A-1 hereof, and except as follows:

          (a)      If and when dividends payable on the shares of Preference Stock shall be accrued and unpaid in an amount equivalent to or exceeding four full quarter-yearly dividends on such shares then outstanding and until all dividends then accrued and unpaid on such shares shall have been paid in full, the record holders of the shares of Preference Stock, voting separately as a class, shall be entitled, at each meeting of the stockholders at which directors are elected, to elect two directors; and, in such event, subject to the prior rights of the holders of the shares of New Preferred Stock to elect certain directors in certain events as provided in subdivision 5 of Division A hereof, the record holders of the shares of Common Stock, voting separately as a class, shall be entitled at any such meeting to elect the remaining directors of the Company.  The term of office of each director of the Company elected pursuant to the provisions of this subparagraph (a) shall terminate upon the election and qualification of his successor.

          (b)      If and when all dividends accrued and unpaid on the shares of Preference Stock then outstanding shall be paid in full, the holders of the shares of Preference Stock shall thereupon be divested of the special right with respect to the election of directors provided in the foregoing subparagraph (a), and the voting power of the holders of shares of Preference Stock and of the holders of shares of the other capital stock of the Company shall revert to the status existing when such special voting rights by the holders of the shares of Preference Stock do not apply, but always subject to the same provision for vesting such special voting right in the holders of shares of Preference Stock in case of subsequent accrual of unpaid dividends thereon and for like termination of such special voting rights.

          (c)      In case of any vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of Preference Stock, voting separately as a class, pursuant to the provisions of the foregoing subparagraph (a), the holders of shares of Preference Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place shall be vacant.  In case of a vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of Common Stock, voting separately as a class, the holders of the shares of Common Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place shall be vacant, subject, however, to the prior rights of the holders of the shares of New Preference Stock under subdivision 5 of Division A hereof.  In all other cases, any vacancy occurring among the directors shall be filled as may be provided from time to time by the Certificate of Incorporation of the Company, or, if there is no such applicable provision at the time, then as may be provided by the By-laws of the Company.

          (d)      Whenever the holders of the shares of Preference Stock, voting separately as a class, become entitled to elect directors of the Company pursuant to the preceding subparagraphs (a) or (c), or whenever the holders of the shares of Common Stock, voting separately as a class, become entitled to elect directors of the Company pursuant to the preceding subparagraphs (a) or (c), a special meeting of the holders of the shares of Preference Stock or of the holders of the shares of Common Stock, as the case may be, for the election of directors, shall be held at any time thereafter upon call by the record holders of not less than 1,000 shares of Preference Stock or of Common Stock, as the case may be, or may be called by the Secretary of the Company at the request in writing of any holder of shares of Preference Stock or of shares of Common Stock entitled to vote at such meeting, addressed to him at the principal office of the Company.  If no such special meeting be called or be requested to be called, the election of the directors to be elected by the holders of the shares of Preference Stock, voting separately as a class, and of those to be elected by the holders of the shares of Common Stock, voting separately as a class, shall take place at the annual meeting of the stockholders of the Company next succeeding the accrual of such special voting right and, if such election is for the purpose of filling a vacancy and no special meeting is called as aforesaid, then the vacancy shall, until the next annual meeting of stockholders, be filled as provided in the By-laws of the Company in the case of vacancies generally.

          At all meetings of stockholders at which directors are elected during such times as the holders of shares of Preference Stock shall have the special right, voting separately as a class, to elect directors, the presence in person or by proxy of the record holders of a majority of the outstanding shares of the Preference Stock shall be required to constitute a quorum of such class for the election of directors and the presence in person or by proxy of the record holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other such class if the necessary quorum of the holders of stock of such other class is present in person or by proxy at such meeting; and provided further that in the absence of a quorum of the holders of stock of either such class, the holders of a majority of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the holders of the requisite number of shares of such class shall be present in person or by proxy; and provided further that in the event of the absence of a quorum of the holders of shares of Preference Stock entitled to elect directors, the holders of shares of Common Stock, if a quorum thereof be present in person or by proxy, may temporarily elect the number of directors which the holders of Preference Stock were entitled, but failed, to elect, such directors to be designated as having been so elected and their term of office to expire at such time thereafter as their successors shall be elected by the holders of shares of the Preference Stock who were entitled to elect such directors.

          (e)      If and in each case where such failure to pay dividends on the shares of Preference Stock has occurred so that the provisions of this subdivision 6 have become applicable, then, in electing directors for the Company during the time the provisions of subdivision 6 continue to be applicable, the record holders of the shares of either the Common Stock or the Preference Stock, in voting for the persons to be then elected directors by that particular class of stock, shall (subject to the following provisions of this subparagraph (e)) specify the names of the respective then acting directors whose places are to be taken by the persons being presently elected directors by such class; provided, however, that no director so specified by the holders of the New Preferred Stock acting pursuant to subparagraph (e) of subdivision 5 of Division A hereof, or who was elected by such holders, shall be so specified by the holders of the shares of Preference Stock.  At any such meeting held prior to the time that the holders of the shares of either the Preference Stock or the Common Stock have elected their directors under the provisions of this subdivision 6, the holders of the Preference Stock, if a quorum be present at such meeting, shall have the right and be afforded the opportunity to specify the names of the then acting directors who are to be succeeded by the directors to be elected by the holders of the Preference Stock, subject to the prior right (if then operative) under subdivision 5 of Division A hereof of the holders of the shares of New Preferred Stock to specify the names of the then acting directors who are to be succeeded by the directors to be elected by the holders of the New Preferred Stock.  Whenever the holders of the shares of Preference Stock have elected the directors they are entitled to elect, then thereafter so long as the provisions of this subdivision 6 continue to apply (a) successors to such directors shall not be elected by any other class of shares, and (b) the holders of the shares of Preference Stock shall not during such time elect a successor for any director other than a director elected by such class or his successor.

          (f)       Whenever the holders of shares of Preference Stock, voting separately as a class, become entitled to elect directors of the Company pursuant to the preceding subparagraphs (a) or (c), each holder of record of Preference Stock possessing voting power shall be entitled to as many votes as shall equal the number of shares of Preference Stock held by him multiplied by the number of directors to be elected by the holders of shares of Preference Stock as a class, and he may cast all of such votes for a single director or may distribute them among the number to be voted for by the holders of Preference Stock as a class as he may see fit.

7.  Certain Special Voting Rights

          I.  So long as any shares of Preference Stock are outstanding, the Company shall not, without the affirmative vote given at a stockholders' meeting whereat the Preference Stock shall vote separately as a class, or without the written consent, of the record holders of a majority of the outstanding shares of Preference Stock:

          (a)      Amend the provisions of the Certificate of Incorporation of the Company, as then in effect, so as to create or authorize any stock ranking prior in any respect to the shares of the Preference Stock then outstanding, or as to create or authorize any stock convertible into stock ranking prior in any respect to the shares of Preference Stock then outstanding, or issue any such prior-ranking stock or stock convertible into such prior-ranking stock, except that this subparagraph (a) shall not be applicable if such prior-ranking stock is New Preferred Stock (whether now or hereafter authorized); or

          (b)      Change, by amendment of the Certificate of Incorporation of the Company, as then in effect, or otherwise, the terms and provisions of the Preference Stock so as to affect adversely the rights and preferences of the holders thereof; provided, however, that if any such amendment is adverse to the rights and preferences of the holders of one or more, but less than all, of the series of Preference Stock at the time outstanding, the vote or consent only of the holders of at least a majority of the total number of shares of each series so adversely affected shall be required; or

          (c)      Merge or consolidate the Company with or into any other corporation or corporations (provided that this provision shall not apply to a purchase or other acquisition by the Company of franchises or assets of another corporation in any manner which does not involve a statutory merger or consolidation); or

          (d)      Sell, lease or exchange all or substantially all of the property and assets of the Company.

No vote or consent of the holders of the Preference Stock shall be required under the provisions of this subdivision 7, if at or prior to the taking of any action described in this subdivision 7, provision is made for the retirement, by redemption or otherwise, of all shares of Preference Stock then outstanding.

          II.  Except when some mandatory provision of law shall be controlling, and except as otherwise provided in this Division A-1, whenever shares of two or more series of the Preference Stock are outstanding, no particular series of the Preference Stock shall be entitled to vote as a separate series on any matter and all shares of the Preference Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the holders of Preference Stock as a separate class may now or hereafter be required.

DIVISION B—COMMON STOCK

1.  Voting Rights

          The holders of the Common Stock shall be entitled to one vote for each share of such stock held by them at any meeting of stockholders for any purpose or matter submitted to a vote at a meeting of the stockholders.  Any action required or permitted to be taken by the holders of the Common Stock shall be taken only at an annual meeting or special meeting of such holders and shall not be taken without a meeting by a consent in writing.  Special meetings of stockholders of the corporation may be called at any time by the Chairman of the Board of Directors, by the President, by any one of the Vice Presidents, by the Secretary or upon the written request of the holders of a majority of the capital stock of the corporation outstanding at the time and entitled to vote on the matter or matters to be presented at the meeting, on at least ten days' notice to each stockholder by mail at such stockholder's last known post office address, specifying the time, place and object of the special meeting.

2.  Distribution of Assets

          In the event of any liquidation, dissolution or winding up of the Company or any reduction of its capital resulting in any distribution of its assets to its stockholders, after there shall have been paid to or set apart for the holders of the New Preferred Stock and the Preference Stock the full preferential amounts to which they are entitled, the holders of the Common Stock shall be entitled to receive pro rata all of the remaining assets of the Company available for distribution to its stockholders.

DIVISION C—GENERAL MATTERS

1.  Preemptive Rights

          No holder of shares of New Preferred Stock of the Company shall have any preemptive right to subscribe for or acquire any additional shares of the Company of the same or of any other class, or any securities of any kind of the Company which may be convertible into shares of Common Stock, whether such shares or securities are authorized or created at the time this Certificate of Amendment becomes effective or thereafter; and no holder of any shares of New Preferred Stock shall have any preemptive right to acquire any shares of the Company of the same or of any other class which may be held in the treasury of the Company; and all such shares of any and all classes, whether authorized and unissued or treasury shares, may, with respect to the holders of shares of New Preferred Stock, be sold for such lawful consideration, at such time and to such persons or entities as the Board of Directors may from time to time determine.

          No holder of shares of Common Stock of the Company shall have any preemptive right to subscribe for or acquire any additional shares of the Company of the same or of any other class, or any securities of any kind of the Company which may be convertible into shares of Common Stock, whensoever such shares or securities are authorized or created; and no holder of any shares of Common Stock shall have any preemptive right to acquire any shares of the Company of the same or of any other class which may be held in the treasury of the Company; and all such shares of any and all classes, whether authorized and unissued or treasury shares, may, with respect to the holders of shares of Common Stock, be sold for such lawful consideration, at such time and to such persons or entities as the Board of Directors may from time to time determine.

2.  Issuance of Capital Stock

          Except as may be otherwise provided herein, shares of capital stock of any class or series may be issued by the Company from time to time without action by the stockholders, for such lawful consideration as may from time to time be fixed by the Board of Directors and to such persons, firms and/or corporations as the Board of Directors in its discretion may determine.

3.  Acceptance of Terms Hereof

          In consideration of the issue by the Company, and the acceptance by the holders thereof, of shares of capital stock of the Company, each and every present and future holder of shares of New Preferred Stock, Common Stock, or any stock of the Company hereafter authorized, shall be conclusively deemed, by acquiring or holding such shares, to have expressly consented to all and singular the terms and provisions set forth in this Certificate of Amendment.

DIVISION D—THE SERIES OF NEW PREFERRED STOCK DESIGNATED AS 4-1/2% CUMULATIVE PREFERRED STOCK

          1.  That pursuant to the provisions of subdivision 1 of Division A of Article FOURTH, as amended, of the Certificate of Incorporation, as amended, of the Company, there shall be, and are hereby authorized to be, issued and sold Twenty Six Thousand (26,000) shares of the authorized and unissued shares of Cumulative Preferred Stock of the Company, of the par value of $100 per share, which 26,000 shares shall be and constitute the initial series of Cumulative Preferred Stock authorized by the Certificate of Incorporation, as amended; provided that all or any part of the remaining 123,700 shares of authorized Cumulative Preferred Stock may, at any time or from time to time, upon authorization thereof by the Board of Directors, be issued as additional shares comprising the initial series of Cumulative Preferred Stock herein authorized to be issued and sold, or as any other series of Cumulative Preferred Stock; that said Twenty Six Thousand (26,000) shares of Cumulative Preferred Stock shall be, and the same are, hereby designated as the "4-1/2% Cumulative Preferred Stock"; and that all shares of said initial series of Cumulative Preferred Stock shall be identical in all respects.

          2.  That subject to all of the provisions of Article FOURTH, as amended, of the Certificate of Incorporation, as amended, of the Company:

          (a)      The annual dividend rate on the shares of 4-1/2% Cumulative Preferred Stock shall be an amount equal to 4-1/2% of the par value thereof and no more, cumulative from December 1, 1946.

          (b)      The amount payable to the holders of the shares of 4-1/2% Cumulative Preferred Stock shall, upon redemption thereof, be the sum of $110 per share, together with a sum equal to the full cumulative dividends thereon from December 1, 1946, to the date fixed for redemption, less the aggregate of the dividends theretofore paid, or declared and set apart for payment, thereon; and

          (c)      The amount payable to the holders of the shares of 4-1/2% Cumulative Preferred Stock, shall, in the case of any voluntary liquidation, dissolution or winding up of the affairs of the Company, or any reduction in its capital resulting in any distribution of assets to its stockholders, be the sum of $110 per share, or, in the event of any involuntary liquidation, dissolution or winding up of the affairs of the Company, be the sum of $100 per share, together with, in each case, a sum per share equal to the full cumulative dividends thereon from December 1, 1946, to the date fixed for payment of such distributive amount, less the aggregate of all dividends theretofore paid thereon or declared and set apart for payment thereon.

          3.  That subject to the specifications thereof hereinbefore set forth in this resolution, the voting rights, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of 4-1/2% Cumulative Preferred Stock shall be in all respects as set forth in Article FOURTH, as amended, of the Certificate of Incorporation, as amended, of the Company.

DIVISION E—THE SERIES OF NEW PREFERRED STOCK DESIGNATED AS 6 1/2% CUMULATIVE PREFERRED STOCK

          1.  Pursuant to the provisions of subdivision 1 of Division A of Article FOURTH of the Certificate of Incorporation, as amended, of the Company, and Resolutions of the Board of Directors, dated November 1, 1995, there shall be, and hereby are authorized to be, created and issued eleven thousand five hundred (11,500) shares of the authorized and unissued shares of Cumulative Preferred Stock of the Company, of the par value of $100 per share, which shares shall be and constitute shares of a new series of Cumulative Preferred Stock authorized by the Restated Certificate of Incorporation, as amended; that said eleven thousand five hundred (11,500) shares of Cumulative Preferred Stock shall be, and the same are, hereby designated as "6 1/2% Cumulative Preferred Stock"; that all shares of the 6 1/2% Cumulative Preferred Stock shall be identical in all respects; and that the authorized number of shares of 6 1/2% Cumulative Preferred Stock shall be limited to eleven thousand five hundred (11,500) shares and no additional shares of such series shall be authorized or issued.

          2.  Subject to all of the provisions of Article FOURTH of the Certificate of Incorporation, as amended, of the Company:

          (a)      The annual dividend rate on the shares of 6 1/2% Cumulative Preferred Stock shall be an amount equal to 6 1/2% of the par value thereof, and no more, computed on the basis of a 360-day year consisting of 12 30-day months, and shall be cumulative (whether or not earned or declared).  Such dividends shall accrue from the date of the original issuance of the shares of the 6 1/2% Cumulative Preferred Stock.

          (b)      The 6 1/2% Cumulative Preferred Stock shall be redeemable by the Company at its option in whole at any time or in part from time to time, but only after a period of ten (10) years has expired afater the date of the original issuance of the shares of 6 1/2% Cumulative Preferred Stock; and the amount payable to the holders of the shares of 6 1/2% Cumulative Preferred Stock upon redemption thereof shall be the par value of $100.00 per share, plus an amount per share equal to the full cumulative dividends thereon accrued from the date of the original issuance of the shares of the 6 1/2% Cumulative Preferred Stock to the date fixed for redemption, less the aggregate of all dividends theretofore paid thereon, or declared and set apart for payment thereon; provided that, after a period of five (5) years has expired after the date of the original issuance of the shares of 6 1/2% Cumulative Preferred Stock, the Company shall redeem those shares of 6 1/2% Cumulative Preferred Stock for which the holders thereof exercise the put option granted to them under the terms of that certain merger agreement, dated November 3, 1995, by and among Empire Gas Corporation, the Company, Myers Acquisition Company, Myers Propane Gas Company, James T. Myers and William J. Myers, with such redemption to be made for the amount payable for redemption as aforesaid and within the time required by such put option.

          (c)      The amount payable to the holders of the shares of 6 1/2% Cumulative Preferred Stock shall, in the case of any liquidation (voluntary or involuntary), dissolution or winding up of the affairs of the Company, or any reduction in its capital resulting in any distribution of assets to its stockholders, be the par value of $100 per share, together with an amount per share equal to the full cumulative dividends thereon accrued from the date of the original issuance of the shares of the 6 1/2% Cumulative Preferred Stock to the date fixed for payment of such distributive amount, less the aggregate of all dividends theretofore paid thereon, or declared and set apart for payment thereon.

          (d)      In every case of redemption of less than all of the outstanding shares of 6 1/2% Cumulative Preferred Stock, except in the cases of redemption as a result of the exercise of a holder's put option, such redemption shall be made pro rata, as nearly as may be, so as to allocate to each holder of record of the outstanding shares of 6 1/2% Cumulative Preferred Stock a proportion of the total shares of 6 1/2% Cumulative Preferred Stock to be redeemed equal, as nearly as practicable (and so as to avoid redemption of fractional shares), to the proportion that the then outstanding shares of 6 1/2% Cumulative Preferred Stock registered in the name of such holder bears to the total shares of 6 1/2% Cumulative Preferred Stock then outstanding; and in making such proration, the Company may make such adjustments, reallocations and eliminations as it shall deem proper to the end that no fractional shares of 6 1/2% Cumulative Preferred Stock shall be prorated to any registered holder, by increasing or decreasing or eliminating any share or fraction thereof which would be allocable to any registered holder on the basis of exact proportion by an amount not exceeding one whole share.

          3.  Subject to the specifications thereof hereinbefore set forth in this resolution, the voting rights, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of 6 1/2% Cumulative Preferred Stock shall be in all respects as set forth in Article FOURTH of the Certificate of Incorporation, as amended, of the Company.

          FIFTH:  The corporation is to have perpetual existence.

          SIXTH:  The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

          SEVENTH:  The business and affairs of the corporation shall be managed by or under the direction of a board of directors, the number of which shall be fixed by the By-laws but shall be no less than nine (9) and no greater than twelve (12), and within such limits the number of directors may be increased or decreased from time to time by amendment of the By-laws, but no decrease shall have the effect of shortening the term of any incumbent director, provided that the number of directors of the corporation may exceed twelve (12) when and to the extent needed to permit the holders of shares of the New Preferred Stock to elect a majority of directors under subdivision 5 of Division A of Article FOURTH.

          The board of directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible.  Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected, provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1986; each initial director in Class II shall hold office until the annual meeting of stockholders in 1987; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1988.

          In the event of any increase or decrease in the number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation, or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible.

          Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, resignation or removal.  Should a vacancy occur or be created, whether arising through death, resignation or removal of a director or through an increase in the number of directors, such vacancy shall be filled by a majority vote of the remaining directors of all classes though less than a quorum of the board of directors.  A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.

          Any director or the entire board of directors may be removed; however, such removal must be for cause and must be approved as set forth in this paragraph.  Removal for cause must be approved by at least a majority of the total number of directors or by at least a majority vote of the shares of the corporation then entitled to be voted at an election for that director.  For purposes of this paragraph, the total number of directors will not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon.

          The board of directors may make By-laws from time to time, and may alter, amend or repeal such By-laws, but any By-laws made by the board of directors may be altered, amended, or repealed by the stockholders, at any annual meeting, or at any special meeting, provided notice of such proposed alteration, amendment or repeal shall have been included in the notice of such special meeting.

          The board of directors shall have power from time to time to fix the amount to be reserved by the corporation over and above its capital stock paid in and to fix and determine and to vary the amount of the working capital of the corporation, and to direct and determine the use and disposition of the working capital and of any net profits or surplus over and above the capital stock paid in.

          The board of directors may by the affirmative vote of a majority of the whole board, appoint from the directors an Executive Committee, of which a majority shall constitute a quorum, and, to such extent, as shall be provided in the By-laws, or in the resolution appointing them, such committee shall have and may exercise all or any of the powers of the board of directors, including the power to cause the seal of the corporation to be affixed to all papers that may require it.  The board of directors, by the affirmative vote of a majority of the whole board may appoint any other standing committees, and such standing committees shall have and may exercise such powers as shall be authorized by the By-laws or by the resolution appointing them.  The board of directors may appoint not only other officers of the company, but also one or more vice-presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, and, to the extent provided in the By-laws or in the resolution appointing them, the persons so appointed, respectively shall have and may exercise all the powers of the President, Secretary, and Treasurer, respectively.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board.  Any other officer or employee of the company, may be removed at any time by vote of the board of directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-laws or by resolution of the board.

          Subject to the provisions of the statute under which this corporation is organized, the corporation may keep its books outside of the State.

          The stockholders and directors may hold their meetings and the corporation have an office or offices outside the State of Delaware if the By-laws so provide.

          None of the directors need be a resident of the State of Delaware.

          The board of directors shall have power from time to time to determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books, of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by statute, or authorized by the directors, or by a resolution of the stockholders.

          The board of directors may from time to time establish, reestablish, amend, alter or repeal and may put into effect and carry out such a plan or plans as may from time to time be approved by it for the distribution among or sale to the officers and employees of the corporation, or any of them, in addition to their regular salaries or wages, of any moneys or other property of the corporation, or of any shares of stock of the corporation, of any class, in consideration for or in recognition of the services rendered by such officers and employees.

          The board of directors from time to time shall have power, in connection with the authorization of the issue of preferred stock of the corporation, by resolution to make such provision as it may deem advisable for the reimbursement out of surplus or net profits of the corporation remaining after dividends upon the outstanding preferred stock for all past dividend periods have been paid or declared and funds for the payment thereof set aside, of any taxes, assessments or other governmental charges which the holders of any shares of the preferred stock then to be issued and/or the holders of any shares of preferred stock of the same or other series theretofore issued and then outstanding may lawfully be required to pay in respect of such stock or in respect of the dividends derived therefrom, and to authorize the execution of such agreements or undertakings and to cause such legends or notations to be printed or stamped upon the certificates representing such stock as the board of directors may deem necessary or appropriate for the purpose of giving effect to any provision so made.

          In the absence of fraud, no contract or other transaction of the corporation shall be affected or invalidated in any way by the fact that any of the directors of the corporation are in anywise interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the board of directors at its meeting at which such contract or transaction is authorized or confirmed, and provided further that at the meeting of the board of directors authorizing or confirming such contract or transaction there shall be present a quorum of directors not so interested or connected and such contract or transaction shall be approved by a majority of such quorum which majority shall consist of directors not so interested or connected.  Any contract, transaction or act of the corporation or of the board of directors or of the executive committee which shall be ratified by a majority in interest of a quorum of the stockholders of the corporation having voting power at any annual meeting or any special meeting called for such purpose shall be as valid and as binding as though ratified by every stockholder of the corporation.  Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

          EIGHTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 43 of this Chapter, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation as the case may be, and also on this corporation.

          NINTH:  In addition to any affirmative vote required by law or under any other provision of this certificate of incorporation and except as otherwise expressly provided in this Article NINTH:

          (i)       any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with or into any Other Entity (as hereinafter defined), or

          (ii)      any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Other Entity of any assets of the corporation or any Subsidiary having an aggregate fair market value of $10,000,000 or more, or

          (iii)     the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the corporation or any Subsidiary to any Other Entity in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $10,000,000 or more, or

          (iv)     the adoption of any plan or proposal for the liquidation or dissolution of the corporation, or

          (v)      any reclassification of securities of the corporation (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries, or any similar transaction (whether or not with or into or otherwise involving any Other Entity) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Other Entity, shall require the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors, considered for the purpose of this Article NINTH as one class ("Voting Shares").  Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

          The provisions of the first paragraph of this Article NINTH shall not be applicable to any particular Business Combination (as hereinafter defined) and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this certificate of incorporation, if all of the conditions specified in either of the following subparagraphs 1 and 2 shall have been satisfied:

                    1.       A majority of the Continuing Directors (as hereinafter defined) shall have approved the Business Combination (but only if a majority of the board of directors are Continuing Directors); or

                    2.       All of the following conditions shall have been met:

                                        a.        The ratio of

                                                   (i)       the aggregate amount of the cash and the fair market value of other consideration to be received per share by holders of Common Stock in such Business Combination to

                                                   (ii)      the market price of the Common Stock immediately prior to the announcement of such Business Combination is at least as great as the ratio of:

          (x)      the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which any 10% Stockholder (as hereinafter defined) has theretofore paid for any shares of Common Stock acquired by it.

          to

          (y)      the market price of the Common Stock immediately prior to the initial acquisition by such 10% Stockholder of any Common Stock;

          b.       The aggregate amount of the cash and fair market value of other consideration to be received per share by holders of Common Stock in such Business Combination is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such 10% Stockholder in acquiring any of its holdings of Common Stock (appropriately adjusted on account of any intervening stock split, reverse stock split, stock dividend or similar transaction made without consideration being paid by the recipient stockholders);

          c.       The consideration to be received by holders of Common Stock in such Business Combination shall be in the same form and of the same kind as the consideration paid by the 10% Stockholder in acquiring the shares of Common Stock already owned by it;

          d.       After such 10% Stockholder has acquired ownership of not less than 10% of the then outstanding Voting Shares (a "10% Interest") and prior to the consummation of such Business Combination:

          (i)       the corporation's board of directors shall have included at all times representation by Continuing Director(s) proportionate to the ratio that the Voting Shares which from time to time are owned by persons who are not 10% Stockholders ("Public Holders") bear to all Voting Shares outstanding at such respective times (with a Continuing Director to occupy any resulting fractional board position);

          (ii)      there shall have been no reduction in the rate of dividends payable on the Common Stock except as may have been approved by a majority vote of the Continuing Directors;

          (iii)     such 10% Stockholder shall not have acquired any newly issued shares of stock, directly or indirectly, from the corporation (except upon conversion of convertible securities acquired by it prior to obtaining a 10% Interest or as a result of a pro rata stock dividend or stock split); and

          (iv)     such 10% Stockholder shall not have acquired any additional shares of the corporation's outstanding Common Stock or securities convertible into or exchangeable for Common Stock except as a part of the transaction which resulted in such 10% Stockholder acquiring its 10% Interest.

          e.       Prior to or upon the consummation of such Business Combination, such 10% Stockholder shall not have (i) received the benefit, directly or indirectly, (except proportionately as a Stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the corporation, or (ii) made any major change in the corporation's business or equity capital structure without the unanimous approval of the whole board of directors; and

          f.        A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall have been mailed to all holders of Voting Shares for the purpose of soliciting stockholders approval of such Business Combination.  Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of Voting Shares other than any 10% Stockholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

For the purposes of this Article NINTH:

          1.       The term "Business Combination" shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of the first paragraph of this Article NINTH;

          2.       The term "Other Entity" shall include (a) any 10% Stockholder and (b) any other person (whether or not itself a 10% Stockholder) which, after any Business Combination, would be an Affiliate (as hereinafter defined) of any 10% Stockholder;

          3.       The term "person" shall mean any individual, firm, trust, partnership, association, corporation or other entity;

          4.       The term "10% Stockholder" shall mean, in respect of any Business Combination, any person (other than the corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such transaction,

          (a)      is the beneficial owner, directly or indirectly, of not less than 10% of the Voting Shares, or

          (b)      is an Affiliate of the corporation and at any time within five years prior thereto was the beneficial owner, directly or indirectly, of not less than 10% of the then outstanding Voting Shares, or

          (c)      is an assignee of or has otherwise succeeded to any shares of capital stock of the corporation which were at any time within five years prior thereto beneficially owned by any 10% Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

        5        A person shall be the "beneficial owner" of any Voting Shares:

          (a)      which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

          (b)      which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

          (c)      which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the corporation;

          6.       The outstanding Voting Shares shall include shares deemed owned through application of subparagraph 5 of this paragraph but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise;

          7.       The term "Continuing Director" shall mean (i) a person who was a member of the board of directors of the corporation elected by the Public Holders prior to the date as of which any 10% Stockholder acquired in excess of 10% of the then outstanding Voting Shares or (ii) a person designated (before his initial election as a director) as a Continuing Director by a majority of the then Continuing Directors;

          8.       The term "other consideration to be received" shall include, without limitation, Common Stock retained by Public Holders in the event of a Business Combination in which the corporation is the surviving corporation;

          9.       The terms "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985, and

          10.     The term "Subsidiary" means any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985) is owned, directly or indirectly, by the corporation, provided, however, that for the purposes of the definition of 10% Stockholder set forth in subparagraph 4 of this paragraph, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

          A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of information known to them, (i) the number of voting shares beneficially owned by any person, (ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in subparagraph 4 of the preceding paragraph, (iv) whether the assets subject to any Business Combination have an aggregate fair market value of $10,000,000 or more and (v) such other matters with respect to which a determination is required under this Article NINTH.

          Nothing contained in this Article NINTH shall be construed to relieve any 10% Stockholder from any fiduciary obligation imposed by law.

          TENTH:  The corporation reserves the right to amend, alter, change or repeal any provisions contained in this certificate of incorporation, or any amendment hereof, in the manner now or hereafter authorized or permitted by the statutes of the State of Delaware, and all rights of the stockholders of the corporation, except as otherwise herein provided, are granted subject to these reservations; provided, however, that no such amendment which provides for the creation and/or issue of any stock or securities convertible into stock which has any priority or preference over the preferred stock shall ever be made except upon the consent of the holders of a majority of the shares of preferred stock at the time outstanding and no such amendment which changes the terms of any of the outstanding preferred stock so as to affect such stock adversely shall ever be made except upon the consent of the holders of a majority of the shares of preferred stock then outstanding, the terms of which are so adversely affected, such consent in every case to be given in writing or by vote at a meeting of stockholders called for the purpose, and provided further, however, that any amendment, alteration, change or repeal of subdivision 1 of Division B of Article FOURTH, or paragraphs one (1) through five (5) inclusive of Article SEVENTH, or Article NINTH, or this proviso of Article TENTH of the certificate of incorporation, or adoption of provisions inconsistent therewith, shall require the affirmative vote of the holders of at least 75% of the then outstanding shares of Common Stock voting as a class, unless the board of directors, if all such directors are Continuing Directors as defined in Article NINTH, shall unanimously recommend such amendment, alteration, change or repeal.

          It is the intention that the objects and purposes set forth in Section numbered "THIRD" hereof shall also be and be deemed to be powers of the corporation and that such objects, purposes and powers shall, except where otherwise specified in said Section, be in no wise limited or restricted by reference to or inference from the terms of any other section or paragraph in this certificate of incorporation, but the objects, purposes and powers specified in said Section numbered "THIRD" and in each of the clauses or paragraphs in this Charter, shall be regarded as independent objects, purposes and powers.  The powers, rights and privileges provided for or reserved to the corporation herein shall be and be deemed to be in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware.

          ELEVENTH:  A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit.  This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article.  If, after the stockholders approve this provision, the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be deemed eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.  Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          5.       This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said NORTHWESTERN CORPORATION has caused this Restated Certificate of Incorporation to be signed by M. D. Lewis, its Chairman & CEO, and its corporate seal to be hereunto affixed and attested by Alan D. Dietrich, its Corporate Secretary, this 1st  day of November, 2000.

NORTHWESTERN CORPORATION
By
Chairman & CEO
By
Corporate Secretary

(Corporate Seal)

STATE OF SOUTH DAKOTA	)
	)	SS
COUNTY OF MINNEHAHA	)

                    BE IT REMEMBERED that on this 1st day of November, 2000, personally came before me, a Notary Public in and for the County and State aforesaid, M. D. Lewis, Chairman & CEO of NORTHWESTERN CORPORATION, a corporation of the State of Delaware, and he duly executed said Restated Certificate of Incorporation before me and acknowledged said Restated Certificate to be his act and deed and the act and deed of said Corporation, that the facts stated thereon are true, and that the seal affixed to said Restated Certificate and attested by the Secretary of said Corporation is the common or corporate seal of said Corporation.

                    IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

Notary Public
My commission expires

NOTARIAL SEAL